Exhibit 99.1

            Intevac Reports First-Quarter 2003 Financial Results;
               NightVista Low-Light Camera Line Introduced

    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 22, 2003--Intevac, Inc. (Company) (Nasdaq: IVAC), today reported financial results for the three-month period ended March 29, 2003.
    Revenues for the three-month period ended March 29, 2003, were $12.0 million compared to $6.7 million for the three-month period ended March 30, 2002. The increase in revenues was attributable to the acceptance of $7.3 million of upgrades to flat panel display manufacturing systems that were shipped in early 2002 and which did not contribute materially to gross profit. Net loss for the first quarter of 2003 was ($4.0) million or ($0.33) per diluted share. The ($4.0) million loss included the effect of the establishment of a $293,000 reserve for disposition of fixed assets that are no longer being used and the establishment of a $293,000 cost-to-market reserve related to a MDP-250B disk sputtering system in inventory.
    Backlog totaled $12.2 million at March 29, 2003, compared to $18.2 million at December 31, 2002, and $27.3 million at March 30, 2002. The 2003 reduction was the result of the above-mentioned revenue recognition of flat panel display manufacturing equipment upgrades.
    Intevac President and Chief Executive Officer Kevin Fairbairn commented: "We continue on track with our imaging business with a major milestone in the first quarter being the announcement and first shipment of our NightVista(TM) brand of low-light video cameras utilizing our revolutionary EBAPS(TM) sensor technology. This solid state sensor technology is targeted to replace the night-vision vacuum tube products used today. We are excited about the significant market opportunities for our low-light camera technology in both the military and commercial markets.
    "In our Equipment Products business we made a strategic decision to narrow our focus to the hard disk drive industry where we believe we have greater opportunity and presence," Fairbairn continued. "During the quarter we made significant progress on the development of a new system, called the 200 Lean, which is intended to address the technology and productivity needs of the hard disk drive industry for their next round of investments. The Lean name reflects both the small footprint of the system and the compatibility with our customers' lean manufacturing approaches."

    Conference Call Information

    The Company will discuss its financial results in a conference call April 22, 2003, at 1:30 p.m. Pacific time. To participate in the teleconference, please call toll-free (800) 291-8929 prior to the start time. For international callers, the dial-in number is (706) 634-0478. Live and archived replays of the call will be available via the Internet at the Company's website, www.Intevac.com.
    Additionally, a telephone replay of the call will be available for 48 hours beginning at 4:30 p.m. PDT on April 22, 2003. You may access the playback by calling (800) 642-1687 or, for international callers, by calling (706) 645-9291 and providing Conference ID 9668041.

    About Intevac

    Intevac is developing revolutionary photonics products that address potentially large commercial and military markets. The Company also produces sophisticated manufacturing equipment used in the manufacture of high technology products and is leveraging its equipment expertise to enable cost-effective production of new photonics products. Intevac's photonics products are high-speed electro-optical devices that detect light with extraordinary sensitivity. The Company's proprietary technology makes possible products such as LIVAR(R), a long-range target identification system and video cameras with night-vision capability. Intevac's equipment products are designed to deposit or modify highly engineered thin-films of material on a variety of substrates. These systems are designed for continuous high volume manufacturing of precision thin-film products such as magnetic media for hard drives. For more information call 408-986-9888 or visit the Company's website at www.intevac.com.

    LIVAR(R) is a registered trademark of Intevac

    Safe Harbor Statement

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, the Company's statement that its NightVista(TM) product line is targeted to replace night vision tubes in military and commercial markets. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company's expectations. These risks and other factors are detailed the Company's regular filings with the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
                                                3 months ended
                                             Mar. 29,      Mar. 30,
                                               2003         2002
                                           (Unaudited)   (Unaudited)
Net revenues
  Equipment Products                          $10,417       $4,935
  Commercial Imaging                                1            -
  Photonics Technology                          1,597        1,735
    Total net revenues                         12,015        6,670

Gross profit (loss)                             1,160          963
Gross margin
  Equipment Products                              8.3%        15.5%
  Commercial Imaging                            100.0%           -
  Photonics Technology                           18.7%        11.3%
    Consolidated                                  9.7%        14.4%

Operating expenses
  Research and development                      2,629        3,129
  Selling, general and administrative           1,925        1,710
    Total operating expenses                    4,554        4,839

Operating income/(loss)
  Equipment Products                           (1,220)      (2,651)
  Commercial Imaging                             (869)           -
  Photonics Technology                           (758)        (698)
  Corporate                                      (547)        (527)
    Total operating loss                       (3,394)      (3,876)

Other income (expense)                           (618)        (469)

Profit/(Loss) before provision for
 income taxes                                  (4,012)      (4,345)
 Provision for (Benefit from) income
  taxes                                             -       (2,214)
Net Income/(Loss)                             ($4,012)     ($2,131)

Income (loss) per share
 Basic                                         ($0.33)      ($0.18)
 Diluted(a)                                    ($0.33)      ($0.18)
Weighted average common shares outstanding
  Basic                                        12,164       12,041
  Diluted(a)                                   12,164       12,041

(a) Diluted earnings per share exclude "as converted" treatment of the Company's 6 1/2% Convertible Subordinated Notes Due 2004 and the Company's 6 1/2% Convertible Subordinated Notes Due 2009 and the effect of outstanding stock options when these potentially dilutive securities are anti-dilutive to earnings per share.


CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS                                             Mar. 29,  Dec. 31,
                                                     2003      2002
Current assets
  Cash, cash equivalents and short term
   investments                                      $23,123  $28,457
  Accounts receivable, net                            5,934    4,991
  Income taxes recoverable                              214      214
  Inventories - production                            5,975    5,957
  Inventories - pending acceptance at customer
   site                                               3,184    9,914
  Prepaid expenses and other current assets             864      961
    Total current assets                             39,294   50,494

Property, plant and equipment, net                    6,473    6,793
Investment in 601 California Avenue LLC               2,431    2,431
Debt issuance costs and other                           555      580
    Total assets                                    $48,753  $60,298
                                                    ======== ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Notes payable                                      $1,025        -
  Accounts payable                                    2,174    1,739
  Accrued payroll and related liabilities             1,361    1,379
  Other accrued liabilities                           2,914    3,723
  Customer advances                                   5,053   12,344
    Total current liabilities                        12,527   19,185

Convertible notes                                    29,542   30,568
Shareholders' equity
  Common stock                                       19,540   19,389
  Retained earnings (deficit)                       (12,856)  (8,844)
    Total shareholders' equity                        6,684   10,545
    Total liabilities and shareholders' equity      $48,753  $60,298
                                                    ======== ========

    CONTACT: Intevac, Inc., Santa Clara
             Charles Eddy, 408/986-9888
             or
             Silverman Heller Associates
             Dan Matsui/Eugene Heller, 310/208-2550
             dmatsui@sha-ir.com